SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 21, 2011

ENTECH  SOLAR, INC.
(Exact Name of Registrant as specified in charter)

Delaware	001-34592	33-0123045

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

13301 Park Vista Boulevard, Suite 100, Fort Worth, Texas	76177
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   817/ 224-3600

                                                     N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

(__) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
(__) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
(__) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
(__) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02   UNREGISTERED SALES OF EQUITY SECURITIES.

On March 21, 2011, Entech Solar, Inc. (the “Company”) issued and sold 10 shares of its Series G preferred stock to Socius CG II, Ltd. (“Socius”) for an aggregate issue price of $100,000.  In addition, the Company issued 1,928,571 shares of common stock to Socius at a price of $0.07 per share.  Socius acquired the shares of common stock through the issuance of a $135,000 promissory note payable to the Company.  The sale of Series G preferred stock and common stock to Socius was pursuant to the terms of the Amended and Restated Preferred Stock Purchase Agreement (the “Purchase Agreement”), dated November 29, 2010, by and between Socius and the Company.

The sale on March 21, 2010, was in addition to the sale and issuance of 5 shares of Series G preferred stock to Socius for an aggregate issue price of $50,000, which sale occurred on March 2, 2011.  Also on March 2, 2011, the Company issued and sold, pursuant to the terms of the Purchase Agreement, 1,125,000 shares of common stock to Socius at a price of $0.06 per share.  Socius acquired the shares of common stock through the issuance of a $67,500 promissory note payable to the Company.

The preceding discussion is qualified in its entirety by, and is subject to, the full text of the Purchase Agreement, which is filed as Exhibit 10.47 to the Company’s registration statement on Form S-1 filed on December 20, 2010 and is incorporated by reference herein.

In connection with the foregoing issuance, the Company relied upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and/or Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities.  The offering and sale was made to a single person, who is an accredited investor.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGMENTS OF CERTAIN OFFICERS.

On March 23, 2011, Dr. James L. Doti, age 64, was elected as a director of the Company, effective immediately.  Dr. Doti is currently the President of Chapman University and holds the Donald Bren Distinguished Chair in Business and Economics.  Prior to serving as President, Dr. Doti served as dean of Chapman’s School of Business and Management (today’s George L. Argyros School of Business and Economics).  Dr. Doti earned his bachelor's degree in economics from the University of Illinois and his master's and doctorate degrees in economics from the University of Chicago.  It is expected that Dr. Doti will also be appointed to the Special Committee of independent directors of the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTECH SOLAR, INC.

By:	/s/ Shelley Hollingsworth
Chief Financial Officer

Dated: March 25, 2011